EXHIBIT 23(2)
CONSENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement of Sensient Technologies Corporation on Form S-8 of our reports dated February 17, 2006, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sensient Technologies Corporation for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
August 3, 2007

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